Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman
Senior Vice President - Finance
Horace Mann Educators Corporation
(217) 788-5708
www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR SECOND QUARTER

SPRINGFIELD, Ill., August 3, 2005 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $33.6 million (72 cents per share) and $60.2 million ($1.29 per share), respectively, for the three and six months ended June 30, 2005, compared to net income of $18.9 million (41 cents per share) and $40.6 million (89 cents per share) for the same periods in 2004. Included in net income were net realized gains on securities of $4.3 million ($2.8 million after tax, or 7 cents per share) and $9.0 million ($5.9 million after tax, or 13 cents per share) for the three and six months ended June 30, 2005, respectively, compared to net realized losses on securities of $0.8 million ($0.5 million after tax, or 2 cents per share) for the second quarter of 2004 and net realized gains of $4.5 million ($2.9 million after tax, or 6 cents per share) for the six months ended June 30, 2004. All per-share amounts are stated on a diluted basis.

“Horace Mann produced strong earnings again in the second quarter, primarily driven by continued strength in property and casualty profit margins,” said Louis G. Lower II, President and Chief Executive Officer. “As in recent quarters, our underlying auto and homeowners results benefited from aggressive underwriting and pricing actions taken in 2003 and 2004, ongoing improvements in claims processes, cost containment initiatives, and a continuing low level of non-catastrophe claim frequencies. And, along with the industry, we also benefited in the quarter from a relatively low level of catastrophe losses,” Lower added.

In addition to the strong operating results, Horace Mann received IRS refunds in the current quarter, including amounts related to tax years 1996 and 1997, which are now deemed to be closed. This resulted in the elimination of the contingent tax liability related to those two years which reduced second quarter 2005 federal income tax expense by $2.7 million. In addition, $1.4 million of interest on the tax refund amounts was received and recorded as pretax income in the current quarter.

“Based on results for the first half of the year, we are increasing our estimate of full year 2005 net income before realized investment gains and losses by 25 cents to between $1.80 and $1.90 per share,” said Lower. “In addition to the second quarter tax refund benefit, this projection reflects continued favorable property and casualty underwriting trends, while remaining appropriately cautious regarding potential catastrophe losses in the second half of the year.”

Segment Earnings

Net income for the property and casualty segment improved $7.0 million for the quarter and $13.6 million for the six months compared to the prior year periods primarily as a result of the factors cited above. Net income for the annuity segment of $3.1 million for the second quarter was $0.4 million greater than prior year, as increased contract charges and fees, lower mortality and benefit costs and tax refund interest more than offset increased amortization of deferred policy acquisition costs and value of acquired insurance in force. For the six months ended June 30, 2005, annuity segment net income declined $1.1 million primarily as a result of valuations of deferred policy acquisition costs and value of acquired insurance in force. Annuity segment earnings for the current periods also reflected declines in the interest margin, which were partially offset by lower operating expenses. Life segment net income increased approximately $2 million for both the quarter and six months compared to prior year, due primarily to lower expenses, including a favorable impact from the valuation of deferred policy acquisition costs between periods.

Segment Revenues

The company’s premiums written and contract deposits decreased 3 percent and 4 percent compared to the quarter and six months of the prior year, respectively. For property and casualty, premiums written declined as increases in average automobile and homeowners premium per policy — which were moderated to some extent by the improvement in quality in the books of business — were more than offset by the decline in policies in force. The decrease in annuity new contract deposits was due primarily to a reduction in single premium and rollover deposit receipts, partially offset by growth in new scheduled annuity deposits compared to the prior year. Deposits to fixed accounts decreased in the current low interest rate environment, while variable annuity deposits increased compared to a year earlier. Life segment insurance premiums and contract deposits were somewhat lower than in the first half of 2004, primarily reflecting the shift in sales mix toward partner products.

Sales and Distribution

Compared to record levels of annuity sales in the prior year, total new annuity sales decreased 11 percent in the first half of 2005. This decline was due primarily to a lower level of annuity new business from independent agents, reflecting the company’s desired shift in mix of business from this channel. While total career agent sales decreased in the current period compared to a year earlier in all product lines, second quarter results reduced the rate of decline for annuity, homeowners and auto. On a year-to-date basis, total average productivity per agent in 2005 was comparable to the prior year.

Horace Mann’s career agency force totaled 837 agents at June 30, 2005. “In addition to the number of experienced agents increasing in each of the last five quarters, the agency force is now larger than it was a year ago,” Lower said. “The total number of agents increased during both the first and second quarters compared to the end of last year. And we anticipate continued although more moderate, growth throughout the remainder of this year.”

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

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HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights

(Dollars in Millions, Except Per Share Data)

	Quarter Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
DIGEST OF EARNINGS

Net income	$33.6	$18.9	77.8%	$60.2	$40.6	48.3%

Net income per share:
Basic	$0.78	$0.44	77.3%	$1.40	$0.95	47.4%
Diluted (A)	$0.72	$0.41	75.6%	$1.29	$0.89	44.9%

Weighted average number of shares and equivalent shares:
Basic	42.9	42.7		42.9	42.7
Diluted (A)	47.8	47.3		47.8	47.3

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$247.4	$256.1	-3.4%	$481.1	$500.9	-4.0%

Return on equity (B)				13.5%	9.0%

Property & Casualty GAAP combined ratio	84.3%	90.8%		85.4%	92.2%

Property & Casualty combined ratio before catastrophes	82.2%	89.0%		83.7%	90.8%

Experienced agents				573	503	13.9%
Financed agents				264	302	-12.6%
Total agents				837	805	4.0%

Additional Per Share Information

Dividends paid	$0.105	$0.105	—	$0.21	$0.21	—

Book value (C)				$14.79	$11.77	25.7%

Financial Position

Total assets				$5,824.2	$5,398.6	7.9%
Short-term debt				—	25.0
Long-term debt				190.9	144.7
Total shareholders’ equity				634.4	503.4	26.0%

(A)	Effective December 31, 2004, the Company adopted EITF Consensus 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. The Company’s Senior Convertible Notes represent 4.3 million equivalent shares and have annual interest expense of $2.7 million after tax. Diluted per share information for all periods is presented on a basis consistent with this consensus.
(B)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(C)	Before the market value adjustment for investments, book value per share was $12.64 at June 30, 2005 and $11.22 at June 30, 2004.

Ending shares outstanding were 42,894,078 at June 30, 2005, 42,846,643 at December 31, 2004 and 42,759,953 at June 30, 2004.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
STATEMENTS OF OPERATIONS
Insurance premiums written and contract deposits	$247.4	$256.1	-3.4%	$481.1	$500.9	-4.0%

Insurance premiums and contract charges earned	$168.2	$169.1	-0.5%	$336.5	$336.7	-0.1%
Net investment income	48.4	46.9	3.2%	96.0	95.5	0.5%
Realized investment gains (losses)	4.3	(0.8)		9.0	4.5

Total revenues	220.9	215.2	2.6%	441.5	436.7	1.1%

Benefits, claims and settlement expenses	95.0	106.9		198.0	218.4
Interest credited	28.6	26.9		56.7	53.3
Policy acquisition expenses amortized	18.9	17.4		37.2	33.8
Operating expenses	30.6	34.6	-11.6%	60.8	68.2	-10.9%
Amortization of intangible assets	1.3	1.2		3.1	2.5
Interest expense (A)	2.5	1.7		4.3	3.4

Total benefits, losses and expenses	176.9	188.7	-6.3%	360.1	379.6	-5.1%

Income before income taxes	44.0	26.5	66.0%	81.4	57.1	42.6%
Income tax expense (B)	10.4	7.6		21.2	16.5

Net income	$33.6	$18.9	77.8%	$60.2	$40.6	48.3%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property & Casualty
Automobile and property (voluntary)	$137.4	$142.8	-3.8%	$268.8	$276.8	-2.9%
Involuntary and other property & casualty	1.1	0.6		1.3	1.3

Total Property & Casualty	138.5	143.4	-3.4%	270.1	278.1	-2.9%

Annuity deposits	82.0	85.8	-4.4%	159.5	170.0	-6.2%

Life	26.9	26.9	—	51.5	52.8	-2.5%

Total	$247.4	$256.1	-3.4%	$481.1	$500.9	-4.0%

ANALYSIS OF SEGMENT NET INCOME
Property & Casualty
Before catastrophes	$24.1	$16.8	43.5%	$44.8	$30.7	45.9%
Catastrophe costs, after tax	(1.9)	(1.6)		(2.9)	(2.4)

Total Property & Casualty	22.2	15.2	46.1%	41.9	28.3	48.1%

Annuity	3.1	2.7	14.8%	5.5	6.6	-16.7%

Life	4.9	3.2	53.1%	8.1	6.3	28.6%

Corporate and other (C)	3.4	(2.2)		4.7	(0.6)

Net income	33.6	18.9	77.8%	60.2	40.6	48.3%

(A)	The three and six months ended June 30, 2005 include costs of $0.5 million as a result of retiring the 6 5/8% Senior Notes due 2006.
(B)	The three and six months ended June 30, 2005 reflect a reduction of $2.7 million as a result of closing tax years 1996 and 1997 with favorable resolution of the contingent tax liabilities. The Company also received interest on income tax refunds of $1.4 million pretax reflected as a reduction to Operating Expenses above.
(C)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other reconciling items to net income. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management’s evaluation of the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
PROPERTY & CASUALTY
Premiums written	$138.5	$143.4	-3.4%	$270.1	$278.1	-2.9%
Premiums earned	139.3	141.4	-1.5%	279.6	281.0	-0.5%
Net investment income	8.4	8.2	2.4%	16.4	17.0	-3.5%
Losses and loss adjustment expenses (LAE)	85.4	96.7		176.8	196.3
Operating expenses (includes policy acquisition expenses amortized)	31.2	31.9	-2.2%	61.1	63.2	-3.3%
Income before tax	31.1	21.0	48.1%	58.1	38.5	50.9%
Net income	22.2	15.2	46.1%	41.9	28.3	48.1%

Net investment income, after tax	7.1	7.0	1.4%	13.9	14.3	-2.8%

Catastrophe costs, after tax	1.9	1.6		2.9	2.4
Catastrophe losses and LAE, before tax	2.4	2.5		4.0	3.7
Reinsurance reinstatement premiums, before tax	0.5	—		0.5	—

Operating statistics:
Loss and loss adjustment expense ratio	61.3%	68.5%		63.3%	69.9%
Expense ratio	23.0%	22.3%		22.1%	22.3%
Combined ratio	84.3%	90.8%		85.4%	92.2%

Combined ratio before catastrophes	82.2%	89.0%		83.7%	90.8%

Automobile and property detail:
Premiums written (voluntary)	137.4	142.8	-3.8%	268.8	276.8	-2.9%
Automobile	94.0	99.8	-5.8%	192.4	202.1	-4.8%
Property	43.4	43.0	0.9%	76.4	74.7	2.3%

Premiums earned (voluntary)	136.8	139.4	-1.9%	275.2	276.9	-0.6%
Automobile	96.7	101.4	-4.6%	194.9	201.6	-3.3%
Property	40.1	38.0	5.5%	80.3	75.3	6.6%

Policies in force (voluntary) (in thousands)				801	837	-4.3%
Automobile				533	561	-5.0%
Property				268	276	-2.9%

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	67.9%	71.1%		68.8%	72.2%
Expense ratio	23.4%	22.4%		22.4%	22.2%
Combined ratio	91.3%	93.5%		91.2%	94.4%

Combined ratio before catastrophes	91.0%	93.0%		90.9%	94.2%

Total property operating statistics:
Loss and loss adjustment expense ratio	43.1%	59.8%		47.5%	59.9%
Expense ratio	22.4%	22.0%		21.6%	22.2%
Combined ratio	65.5%	81.8%		69.1%	82.1%

Combined ratio before catastrophes	59.5%	76.3%		64.2%	77.9%

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$0.6	$—		$0.6	$—
Total property	1.0	—		1.0	—
Other property and casualty	—	—		—	—

Total	1.6	—		1.6	—

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
ANNUITY

Contract deposits	$82.0	$85.8	-4.4%	$159.5	$170.0	-6.2%
Variable	35.8	34.6	3.5%	67.9	65.8	3.2%
Fixed	46.2	51.2	-9.8%	91.6	104.2	-12.1%
Contract charges earned	4.4	4.1	7.3%	8.7	8.3	4.8%
Net investment income	27.9	26.8	4.1%	55.6	54.2	2.6%
Net interest margin (without realized gains)	7.8	8.1	-3.7%	15.9	17.2	-7.6%
Mortality gain (loss) and other reserve changes	—	(0.6)		0.1	(0.7)
Operating expenses (includes policy acquisition expenses amortized)	6.9	6.9	—	14.6	13.4	9.0%
Income before tax and amortization of intangible assets	5.3	4.7	12.8%	10.1	11.4	-11.4%
Amortization of intangible assets	0.9	0.8		2.3	1.7
Income before tax	4.4	3.9	12.8%	7.8	9.7	-19.6%
Net income	3.1	2.7	14.8%	5.5	6.6	-16.7%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(1.0)	$—		$(2.4)	$0.4
Value of acquired insurance in force	—	0.1		(0.4)	0.1
Guaranteed minimum death benefit reserve	—	—		(0.1)	0.1

Annuity contracts in force (in thousands)				160	156	2.6%
Accumulated value on deposit				$3,157.4	$2,908.2	8.6%
Variable				1,262.0	1,165.5	8.3%
Fixed				1,895.4	1,742.7	8.8%
Annuity accumulated value retention - 12 months
Variable accumulations				92.4%	93.4%
Fixed accumulations				95.1%	95.5%

LIFE
Premiums and contract deposits	$26.9	$26.9	—	$51.5	$52.8	-2.5%
Premiums and contract charges earned	24.5	23.6	3.8%	48.2	47.4	1.7%
Net investment income	12.2	12.2	—	24.4	24.9	-2.0%
Income before tax	7.6	5.0	52.0%	12.6	9.8	28.6%
Net income	4.9	3.2	53.1%	8.1	6.3	28.6%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(0.1)	$(0.6)		$0.5	$(0.7)

Life policies in force (in thousands)				245	254	-3.5%
Life insurance in force (in millions)				$13,228	$13,253	-0.2%
Lapse ratio - 12 months (Ordinary life insurance)				6.9%	7.3%

CORPORATE AND OTHER (A)
Components of gain (loss) before tax:
Realized investment gains (losses)	$4.3	$(0.8)		$9.0	$4.5
Interest expense	(2.5)	(1.7)		(4.3)	(3.4)
Other operating expenses	(0.9)	(0.9)		(1.8)	(2.0)
Income (loss) before tax	0.9	(3.4)		2.9	(0.9)
Net income (loss)	3.4	(2.2)		4.7	(0.6)

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other reconciling items to net income. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management’s evaluation of the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
INVESTMENTS
Annuity and Life
Fixed maturities, at market (amortized cost 2005, $2,803.2; 2004, $2,593.7)				$2,939.0	$2,633.9
Short-term investments				17.3	8.4
Short-term investments, securities lending collateral				289.6	343.4
Policy loans and other				85.1	81.2

Total Annuity and Life investments				3,331.0	3,066.9	8.6%

Property & Casualty
Fixed maturities, at market (amortized cost 2005, $730.0; 2004, $684.8)				746.7	683.7
Short-term investments				9.1	5.5
Short-term investments, securities lending collateral				11.4	—
Other				0.6	0.6

Total Property & Casualty investments				767.8	689.8	11.3%

Corporate investments				18.1	0.6

Total investments				4,116.9	3,757.3	9.6%

Net investment income
Before tax	$48.4	$46.9	3.2%	$96.0	$95.5	0.5%
After tax	33.1	32.2	2.8%	65.6	65.4	0.3%

Realized investment gains (losses) by investment portfolio included in Corporate and Other segment income
Property & Casualty	$2.1	$(0.2)		$2.1	$2.1
Annuity	3.2	0.1		7.9	2.2
Life	(1.0)	(0.7)		(1.0)	0.2
Corporate and Other	—	—		—	—

Total, before tax	4.3	(0.8)		9.0	4.5
Total, after tax	2.8	(0.5)		5.9	2.9
Per share, diluted	$0.07	$(0.02)		$0.13	$0.06

OTHER INFORMATION
End of period goodwill asset				$47.4	$47.4

End of period property and casualty net reserves (A):
June 30, 2005				$314.8
March 31, 2005				313.2
December 31, 2004				309.3
December 31, 2003				283.7
December 31, 2002				231.0
December 31, 2001				241.6
December 31, 2000				223.0
December 31, 1999				206.8

(A)	Unpaid claim and claim expense reserves net of anticipated reinsurance recoverables and reduced for checks issued and outstanding.